SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                January 26, 1998

                                -----------------


                           WILLAMETTE INDUSTRIES, INC.
               (Exact name of Registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

                                     0-3730
                              (Commission File No.)

                                   93-0312940
                        (IRS Employer Identification No.)

         1300 S.W. Fifth Avenue, Suite 3800
         Post Office Box 22187                                      97201
         Portland, Oregon                                         (Zip Code)
         (Address of principal executive offices)

               Registrant's telephone number, including area code:

                                 (503) 227-5581



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Item 5. Other Events.

Environmental Proceedings

         On June 25, 1997, the registrant and the South Carolina Department of Health and Environmental Control entered into a Compliance Agreement regarding the registrant's Bennettsville, South Carolina, medium density fiberboard plant. The Compliance Agreement imposed a civil penalty of $100,910 to resolve past and ongoing alleged environmental violations at the plant related to certain air emissions. The Compliance Agreement requires the registrant to use add-on controls to meet certain emission requirements. The registrant has applied for permits necessary to construct the controls but the permits have not yet been granted. The Compliance Agreement will terminate when the controls are installed and the registrant demonstrates compliance with certain air quality standards.

         During the fourth quarter of 1997, the registrant received Section 114 information requests from the Environmental Protection Agency (the "EPA") concerning compliance with regulations under the Prevention of Significant Deterioration (PSD) program under the Clean Air Act with respect to 17 of the registrant's facilities which manufacture medium density fiberboard, plywood and particleboard. Other companies in the industry have received similar requests. The purpose of the information requests, which relate to permit history, emissions and control strategies, is to determine the compliance status of these facilities. The registrant has thus far received no Notices of Violations, complaints or proposed consent agreements from the EPA as a result of its responses to the Section 114 information requests. Prior to receiving the requests, the registrant had several meetings with certain state environmental agencies to discuss compliance issues.

Exhibits

         The exhibits hereto are filed so as to constitute exhibits to the registrant's registration statement on Form S-3 (File No. 333-32647).


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

                  Exhibit No.               Exhibit

                    99.1                    Form of Underwriting Agreement
                    99.2                    Form of Debenture




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           WILLAMETTE INDUSTRIES, INC.


Dated:  January 26, 1998   By: /s/ J.A. Parsons
                               J. A. Parsons
                               (Executive Vice President and Principal Financial
                                    Officer)



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